Exhibit 5.1

Michael E. Tenta

+1 650 843 5636

mtenta@cooley.com

January 6, 2017

Aquinox Pharmaceuticals, Inc.

450 - 887 Great Northern Way

Vancouver, BC V5T 4T5

Ladies and Gentlemen:

We have acted as counsel to Aquinox Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with respect to certain matters in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus that forms a part of the Registration Statement (the “Prospectus”), covering the registration for resale of 10,536,092 shares of the Company’s common stock, par value $0.000001 per share (the “Shares”), on behalf of certain selling stockholders identified in the Prospectus.

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Company’s Certificate of Incorporation and Bylaws, each as currently in effect and in effect at the time of the issuance of the Shares, and (c) originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought independently to verify such matters. We have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies thereof; and the accuracy, completeness and authenticity of certificates of public officials.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that, the Shares have been validly issued, and are fully paid and nonassessable.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP

By:	/s/ Michael E. Tenta
Michael E. Tenta

Cooley LLP   3175 Hanover Street   Palo Alto, CA   94304-1130

t: (650) 843-5000  f: (650) 849-7400  cooley.com